UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WRAP TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	98-0551945
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

4620 Arville Street, Suite E Las Vegas, Nevada	89103
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-217340

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

FORM 8-A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Our Securities” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-217340), originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 17, 2017, as amended from time to time (the “Registration Statement”). In addition, any description of such securities contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

2.1
Stock Purchase Agreement, dated March 22, 2017, by and between Wrap Technologies, LLC, Petro River Oil Corp., and Megawest Energy Montana Corp. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1, filed on April 17, 2017).

2.2
Merger Agreement between Wrap Technologies, LLC and Megawest Energy Montana Corp., dated March 30, 2017 (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-1, filed on April 17, 2017).

3.1	Amended and Restated Certificate of Incorporation of Wrap Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, filed on April 17, 2017).

3.2	Bylaws of Wrap Technologies, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1, filed on April 17, 2017).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1, filed on May 30, 2017).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: September 8, 2017

	By:	/s/ James A. Barnes
	Name:	James A. Barnes
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Stock Purchase Agreement, dated March 22, 2017, by and between Wrap Technologies, LLC, Petro River Oil Corp., and Megawest Energy Montana Corp. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1, filed on April 17, 2017).

2.2
Merger Agreement between Wrap Technologies, LLC and Megawest Energy Montana Corp., dated March 30, 2017 (incorporated by reference to Exhibit 2.2 to the Registration Statement on Form S-1, filed on April 17, 2017).

3.1	Amended and Restated Certificate of Incorporation of Wrap Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1, filed on April 17, 2017).

3.2	Bylaws of Wrap Technologies, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1, filed on April 17, 2017).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1, filed on May 30, 2017).